EXHIBIT 7



October 3, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:   Aztec Oil & Gas, Inc.
      Item 4.02 Form 8-K
      Filed on September 29, 2005
      File  no:  0-32015

We have read and agree with the statements under Item 4.02 of the Form 8-K report dated September 29, 2005.


/s/ Malone & Bailey, PC
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    Malone and Bailey, PC
    Houston, Texas